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                                                                   EXHIBIT 23(B)
                           INDEPENDENT AUDITORS CONSENT
The Board of Directors
Southern National Corporation
   We consent to the incorporation of our report dated August 14, 1992, with respect to the consolidated statements of financial condition of The First Savings Bank, FSB and subsidiaries as of June 30, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1992, into Southern National Corporation's previously filed Registration
Statement File No. 33-52367, which report appears in the Form 8-K of Southern National Corporation dated September 26, 1994.

                                   KPMG PEAT MARWICK LLP
Greenville, South Carolina
September 26, 1994.
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